UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2025

HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	001-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Summer Street
Boston, MA 02110
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 781-848-7100
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value per share	HAE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c), (e)

On March 3, 2025, Haemonetics Corporation (the “Company”) announced the appointment of Frank W. Chan, Ph.D. as its Executive Vice President, Chief Operating Officer, effective April 7, 2025. In this role, Mr. Chan will oversee the Company’s research and development, regulatory and global manufacturing and supply chain functions. He will report directly to Christopher A. Simon, the Company’s President and Chief Executive Officer.

Mr. Chan, 55, has more than 25 years of leadership experience in the medical device and healthcare technology sectors, with expertise driving innovation, scaling global operations and leading business transformation initiatives across large companies. He joins the Company from Medtronic plc, where since 2015 he has held commercial, operational and technical leadership positions across multiple businesses, most recently serving as President of the Acute Care & Monitoring business. In this role, he led a global portfolio of airway management, patient monitoring and connected care solutions, driving growth and product innovation. Prior to joining Medtronic, Mr. Chan held various leadership positions at Covidien plc from 2011 to 2015, where he played key roles across functions, including research and development and medical affairs. Earlier in his career, Mr. Chan also held research and development and program management roles of increasing responsibility with Medtronic and DePuy Orthopaedics, Inc.

Mr. Chan will receive an annual base salary of $550,000 and participate in the Company’s annual short-term incentive compensation program for fiscal 2026, with a target bonus equal to 80% of his base salary based on the Company’s achievement of select fiscal 2026 financial metrics and his individual performance, as well as the Company’s annual long-term incentive compensation program for fiscal 2026, with an equity compensation award target value of $1,600,000, subject to Compensation Committee approval. Mr. Chan will also receive a $350,000 sign-on bonus after his first 60 days of employment, with $300,000 repayable in the first 12 months of Mr. Chan’s employment upon his voluntary termination or termination by the Company for cause and $150,000 repayable between the 12th and 24th month of Mr. Chan’s employment upon his voluntary termination or termination by the Company for cause.

Mr. Chan will also enter into the Company’s standard forms of executive severance agreement, change in control agreement and indemnification agreement, copies of which are incorporated by reference into the Company’s Form 10-K for the fiscal year ended March 30, 2024. The terms of such executive severance and change in control agreements are described in the “Severance and Change in Control Agreements with Named Executive Officers” section of the Company’s 2024 proxy statement. Mr. Chan will participate in all other elements of the Company’s employee benefit plans for the Company’s senior executives as outlined in the Company’s 2024 Proxy Statement.

Item 7.01. Regulation FD Disclosure.

On March 3, 2025, the Company also announced the promotion of Roy Galvin, President, Global Plasma and Blood Center, to the role of Executive Vice President, Chief Commercial Officer effectively immediately. In this expanded role, Mr. Galvin will have responsibility for the Company’s Global Hospital business as well as its Global Plasma and Blood Center businesses, directing all commercialization initiatives to expand the reach and breadth of the Company’s full product portfolio. Stewart Strong, President, Global Hospital, will continue in his current role through April 1, 2025 and thereafter will serve as an advisor to the Chief Executive Officer for a temporary period to support the transition.

On March 3, 2025, the Company issued a press release relating to the matters described above, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01, as well as Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued by Haemonetics Corporation on March 3, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION

March 3, 2025	By:	/s/ Christopher A. Simon
	Name:	Christopher A. Simon
	Title:	President and Chief Executive Officer